SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2002

FENTURA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant's telephone number,
including area code: (810) 629-2263

Item 9.     Regulation FD Disclosure.

     Historically, the Registrant has paid quarterly dividends in the last month of each calendar quarter. Beginning in 2002, the Registrant plans to pay quarterly dividends during the month following the completion of each calendar quarter. Accordingly, the Registrant plans to pay dividends for 2002 during April, July and October of 2002 and January of 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2002	FENTURA BANCORP, INC. (Registrant) By: /s/ Donald L. Grill Donald L. Grill President